EXHIBIT 11

                                  ANDREW CORPORATION
                          COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                         Three Months Ended    Six Months Ended
                                              March 31             March 31
                                           1995      1994       1995      1994
                                         -------   -------    -------   -------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                38,490    37,916     38,418    37,871

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                 994     1,124        948     1,040
                                         -------   -------    -------   -------
TOTAL                                     39,484    39,040     39,366    38,911
                                         =======   =======    =======   =======
Net income                               $14,109   $ 9,092    $25,343   $15,519
                                         =======   =======    =======   =======
Per share amount                         $   .36   $   .23    $   .64   $   .40
                                         =======   =======    =======   =======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                38,490    37,916     38,418    37,871

Net effect of dilutive stock options--
  based on the treasury stock method
  using quarter end market price           1,031     1,152      1,031     1,152
                                         -------   -------    -------   -------
TOTAL                                     39,521    39,068     39,449    39,023
                                         =======   =======    =======   =======
Net income                               $14,109   $ 9,092    $25,343   $15,519
                                         =======   =======    =======   =======
Per share amount                         $   .36   $   .23    $   .64   $   .40
                                         =======   =======    =======   =======